UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective as of December 22, 2008, Biovest International, Inc., a Delaware corporation (the “Company”), completed the closing of a debtor in possession financing transaction (the “DIP Transaction”) with Corps Real, LLC, a Illinios Limited Liability Company (the “DIP Lender”), pursuant to which the DIP Lender provided to the Company a secured line of credit in an amount of up to Three Million Dollars ($3,000,000.00) in accordance with an interim Order entered by the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Court”). The DIP Lender has committed to advance up to $1 million to the Company, with additional advances beyond the initial $1 million being subject to the DIP Lender’s discretion and further order of the Court.

The DIP Financing was memorialized by a Secured Promissory Note (the “DIP Note”) and Security Agreement in the form attached hereto as Exhibits 10.1 and 10.2 respectively. The following describes certain material terms of the DIP Transaction:

The DIP Transaction is comprised of a revolving credit facility (the “Facility”) having the following terms:

(a)	Principal Amount- Up to $3,000,000.

(b)	Priority and Security- The Facility is a secured super-priority loan to a Debtor-in-Possession. Prior to closing, an Order, satisfactory to Lender, will be entered in the Company’s Chapter 11 Proceeding establishing the Facility as a loan secured by all assets of the Company that is senior to all prior and existing liens of Biovest (the “Interim Order”).

(c)	Advances under the Facility- Fixed advances under the Facility (“Advances”) shall be as follows: (i) $500,000 to be paid upon the entry of the Initial Order of the Court; (ii) $250,000 to be advanced on December 31, 2008 unless the Company, with the consent of its senior secured lender, requests that a portion of advance scheduled for December 31, 2008 be delayed to a later date; (iii) $250,000 on January 31, 2009 unless the Company, with the consent of its senior secured lender, requests that a portion of the advance scheduled for January 31, 2009 be delayed to a later date. For all amounts in excess of the initial $1,000,000, Lender and the Company shall within 30 days of the entry of the Initial Order agree on a list of “milestone” events to be achieved by the Company through use of these Advances, and the Company shall be required to make a written request(s) detailing the amount and use and Lender shall in its reasonable discretion approve or reject the written request based upon whether the Company demonstrates reasonable progress in achieving the agreed milestones.

(d)	Term- All loans outstanding under the Facility (the “Loans”) shall become due and payable on the earlier of: (i) December 31, 2010; (ii) dismissal of the Chapter 11 Proceeding; (iii) conversion of the Chapter 11 Proceeding to a Chapter 7 Proceeding; or (iv) confirmation of the Company’s Plan of Reorganization.

(e)	Interest- Loans will bear interest at 16% per annum computed on a daily basis based on the amounts outstanding. Interest shall be paid as follows: (i) 10% interest shall be paid monthly and (ii) 6% interest shall accrue and be paid at maturity.

(f)	Points- At the Closing, the Company shall pay in cash 4% of the initial $1,000,000 of the Facility (i.e., $40,000). At the time that the Company borrows in excess of $1,000,000, the Company shall pay in cash 4% of the second $1,000,000 of the Facility (i.e., $40,000). At the time that the Company borrows in excess of $2,000,000, the Company shall pay in cash 4% of the third $1,000,000 of the Facility (i.e., $40,000).

(g)	Expenses- The Company is responsible for payment of $25,000 in costs at the Closing.

(h)	Prepayment- Loans may be prepaid at any time in an amount of $50,000 or multiples of $50,000 in excess thereof, provided, however, that the Company’s senior secured lender provides its consent to each prepayment via written notification to the Company and Lender.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K may include statements about our product development programs, clinical trials for our BiovaxID® product and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Biovest’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: December 23, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Secured Promissory Note between Corps Real, LLC and Biovest International, Inc. dated December 22, 2008

10.2	Security Agreement between Corps Real, LLC and Biovest International, Inc. dated December 22, 2008

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